Exhibit 21.1
Subsidiaries of the Registrant

Company Name

Country
BLUE BUFFALO

COMPANY,

LTD.

United States
C.P.D.

CEREAL PARTNERS

DEUTSCHLAND GmbH & Co. oHG

Germany
C.P.W.

HELLAS BREAKFAST

CEREALS SOCIETE ANONYME

Greece
C.P.W.

MEXICO S. de R.L. de C.V.

Mexico
CEREAL ASSOCIADOS PORTUGAL,

A.E.I.E.

Portugal
CEREAL PARTNERS

(MALAYSIA)

SDN. BHD.

Malaysia
CEREAL PARTNERS

AUSTRALIA PTY LIMITED

Australia
CEREAL PARTNERS

ESPANA,

A.E.I.E.

Spain
CEREAL PARTNERS

FRANCE, SNC

France
CEREAL PARTNERS

GIDA TICARET LIMITED SIRKETI

Turkey
CEREAL PARTNERS

MEXICO, S.A. DE C.V.

Mexico
CEREAL PARTNERS

POLAND TORUN-PACIFIC

Sp. z.o.o.

Poland
CEREAL PARTNERS

RUS LLC

Russian Federation
CEREAL PARTNERS

U.K.

United Kingdom
CEREALES C.P.W.

CHILE LIMITADA

(SRL)

Chile
CP MIDDLE EAST FZCO

United Arab Emirates
CPW AMA DWC—LLC

United Arab Emirates
CPW BRASIL LTDA.

Brazil
CPW HONG KONG LIMITED

Hong Kong
CPW NEW ZEALAND

New Zealand
CPW OPERATIONS

S.A.R.L.

Switzerland
CPW PHILIPPINES, INC.

Philippines
CPW S.A.

Switzerland
GENERAL MILLS CANADA HOLDING SEVEN L.P. Canada
GENERAL MILLS FINANCE UK ONE LIMITED

United Kingdom
GENERAL MILLS HOLDING K (NETHERLANDS) B.V.

Netherlands
GENERAL MILLS INTERNATIONAL

SÀRL
Switzerland
GENERAL MILLS INTERNATIONAL

BUSINESSES THREE INC
United States
GENERAL MILLS INTERNATIONAL

BUSINESSES TWO, INC.
United States
GENERAL MILLS MAARSSEN HOLDING, INC.

United States
GENERAL MILLS MARKETING, INC.

United States
GENERAL MILLS OPERATIONS,

LLC

United States
GENERAL MILLS SINGAPORE PTE. LTD.

Singapore
HAAGEN-DAZS JAPAN,

INC.

Japan
HAAGEN-DAZS KOREA CO., LTD.

Korea, Republic of
HAAGEN-DAZS NEDERLAND B.V.

Netherlands
THE PILLSBURY COMPANY,

LLC

United States